Exhibit 1.1

16,393,443 Shares*

3D Systems Corporation

Common Stock

UNDERWRITING AGREEMENT

June 3, 2026

NEEDHAM & COMPANY, LLC

As Representative of the

Underwriters named in Schedule I hereto

c/o Needham & Company, LLC

250 Park Avenue

New York, New York 10177

Ladies and Gentlemen:

3D Systems Corporation, a Delaware corporation (the “Company”), proposes to issue and sell 16,393,443 shares (the “Firm Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), to you and to the several other Underwriters named in Schedule I hereto (collectively, the “Underwriters”), for whom you are acting as representative (the “Representative”). The Company has also agreed to grant to you and the other Underwriters an option (the “Option”) to purchase up to an additional 2,459,016 shares of Common Stock, on the terms and for the purposes set forth in Section 1(b) (the “Option Shares”). The Firm Shares and the Option Shares are referred to collectively herein as the “Shares.”

The Company confirms as follows its agreements with the Representative and the several other Underwriters.

1. Agreement to Sell and Purchase.

(a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Underwriting Agreement (the “Agreement”), (i) the Company agrees to issue and sell the Firm Shares to the several Underwriters and (ii) each of the Underwriters, severally and not jointly, agrees to purchase from the Company the respective number of Firm Shares set forth opposite that Underwriter’s name in Schedule I hereto, at the purchase price of $2.859375 for each Firm Share.

(b) Subject to all the terms and conditions of this Agreement, the Company grants the Option to the several Underwriters to purchase, severally and not jointly, up to 2,459,016 Option Shares at the same price per share as the Underwriters shall pay for the Firm Shares. The Option may be exercised any time in whole, or from time to time in part, on or before the 30th day after the date of this Agreement upon written notice (including by electronic transmission) (an “Option Shares Notice”) by the Representative to the Company no later than 12:00 noon, New York City time, at least one and no more than five business days before the date specified for closing in the Option Shares Notice (an “Option Closing Date”), setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On an Option Closing Date, the Company will issue and sell to the Underwriters the number of Option Shares set forth in the applicable Option Shares Notice, and each Underwriter will purchase a percentage of the Option Shares equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Representative in such manner as it deems advisable to avoid fractional shares.

*	Plus an option to purchase up to an additional 2,459,016 shares.

2. Delivery and Payment. Delivery of the Firm Shares shall be made to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative against payment by the Underwriters of the purchase price by wire transfer payable in same-day funds to the order of the Company at the office of Needham & Company, LLC, 250 Park Avenue, New York, New York 10177, at 10:00 a.m., New York City time, on the first (or, if the purchase price set forth in Section 1(a) hereof is determined after 4:30 p.m., New York City time, the second) business day after the date of this Agreement, or at such time on such other date, not later than seven business days after the date of this Agreement, as may be agreed upon by the Company and the Representative (such date is hereinafter referred to as the “Closing Date”).

To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriters (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the applicable Option Shares Notice.

The Shares shall be registered in such names and in such denominations as the Representative shall request at least one business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, by written notice to the Company and shall be delivered by or on behalf of the Company as instructed by the Representative through the facilities of The Depository Trust Company (“DTC”) by credit through full FAST transfer to the accounts at DTC designated by the Representative. The Company agrees to make evidence of the issuance of the Shares available for verification at least 24 hours prior to the Closing Date or the applicable Option Closing Date, as the case may be.

The cost of original issue tax stamps and other transfer taxes, if any, in connection with the issuance and delivery of the Firm Shares and Option Shares by the Company to the respective Underwriters shall be borne by the Company. The Company will indemnify and hold harmless each Underwriter against any transfer taxes, including any interest and penalties, on or in connection with the issuance, sale and delivery of the Shares by the Company to the Underwriters in the manner contemplated by this Agreement.

3. Representations and Warranties of the Company. The Company represents, warrants and covenants to each Underwriter that:

(a) The Company meets the requirements for the use of Form S-3, a registration statement (Registration No. 333-296180) on Form S-3, including a base prospectus relating to certain securities of the Company, including the Shares (the “Base Prospectus”), and such amendments thereto as may have been required prior to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (collectively referred to as the “Securities Act Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, has been filed with the Commission, and such registration statement has been declared effective by the Commission, and the offering of the Shares complies with Rule 415 under the Securities Act. A final prospectus supplement to the Base Prospectus relating to the Shares and the offering thereof will be filed promptly by the Company with the Commission in accordance with Rule 424(b) of the Securities Act Rules and Regulations (“Rule 424(b)”) (such final prospectus supplement, as so filed, the “Prospectus Supplement”). Such registration statement at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents otherwise deemed to be a part thereof or included therein by the Securities Act Rules and Regulations (including Rule 430B thereof (“Rule 430B”)), and any registration statement relating to the offering contemplated by this Agreement and filed pursuant to Rule 462(b) of the Securities Act Rules and Regulations (“Rule 462(b)”), is herein called the “Registration Statement.” The term “preliminary prospectus” means any preliminary prospectus supplement to the Base Prospectus relating to the Shares and the offering thereof as first filed with the Commission pursuant to Rule 424(b), together with any Base Prospectus, as amended or supplemented. The term “Prospectus” means the Base Prospectus together with the Prospectus Supplement, except that if such Base Prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement was first filed pursuant to Rule 424(b), the term “Prospectus” shall mean the Base Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement. Any reference herein to the Registration Statement, the Base Prospectus, a preliminary prospectus, the Prospectus Supplement, or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, a preliminary prospectus, the Prospectus Supplement, or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of the date of effectiveness of the Registration Statement pursuant to Rule 430B (the “Effective Date”), the date of the Base Prospectus, the date of any preliminary prospectus, the date of the Prospectus Supplement, or date of the Prospectus, as the case may be, and deemed to be incorporated therein by reference. The term “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Rules and Regulations (“Rule 433”), relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

(b) No order preventing or suspending the use of the Base Prospectus, any preliminary prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and no stop order suspending the effectiveness of the Registration Statement (including any related registration statement filed pursuant to Rule 462(b)) or any post-effective amendment thereto has been issued, and, to the knowledge of the Company, no proceeding for that purpose has been initiated or threatened by the Commission. On the Effective Date, on the date the Base Prospectus, any preliminary prospectus, the Prospectus Supplement, or the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times during the period through and including the Closing Date and, if later, the applicable Option Closing Date and when any post-effective amendment to the Registration Statement filed in connection with the Offering becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement, the Pricing Prospectus and the Prospectus (in each case, as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included or incorporated by reference in the Prospectus, did and will comply in all material respects with all applicable provisions of the Securities Act, the Exchange Act, the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Rules and Regulations”), and the Securities Act Rules and Regulations. As of the Effective Date, no part of the Registration Statement, the Prospectus or any such amendment or supplement thereto taken as a whole did or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Base Prospectus or any amendment or supplement to the Base Prospectus, including any preliminary prospectus or the Prospectus Supplement, is filed with the Commission, the date of first use of any preliminary prospectus or the Prospectus Supplement, and at the Closing Date and, if later, the applicable Option Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time, neither (x) any Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time (as defined below), the Pricing Prospectus (as defined below) and the documents and information listed on Schedule II hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 7:30 p.m. (Eastern time) on June 3, 2026 or such other time as agreed by the Company and the Representative.

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II hereto under the heading “Issuer General Use Free Writing Prospectus”.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Pricing Prospectus” means the Base Prospectus, as amended or supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein, any preliminary prospectus. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Pricing Prospectus only if the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) is prior to the Applicable Time.

Each Issuer Free Writing Prospectus, as of its issue date and at the Closing Date and, if later, the applicable Option Closing Date, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. If there occurs an event or development as a result of which the General Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will promptly notify the Representative so that any use of the General Disclosure Package may cease until it is amended or supplemented to correct such untrue statement or omission.

The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representative specifically for inclusion in the Registration Statement, the Prospectus Supplement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto. The Company acknowledges that the statements set forth in the fifth, twelfth, fourteenth and sixteenth through eighteenth paragraphs under the heading “Underwriting” in the Pricing Prospectus and the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representative specifically for inclusion in the Registration Statement, the Prospectus Supplement, the Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus (the “Underwriter Information”).

(c) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Rules and Regulations) of the Shares and (ii) as of the date hereof, the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Securities Act Rules and Regulations (“Rule 405”)), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(d) The documents that are incorporated by reference in the Base Prospectus, any preliminary prospectus, the Pricing Prospectus and the Prospectus or from which information is so incorporated by reference, when they became or become effective or were or are filed with the Commission, as the case may be, complied or will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the Securities Act Rules and Regulations or the Exchange Act Rules and Regulations, as applicable; and any documents so filed and incorporated by reference subsequent to the Effective Date shall, when they are filed with the Commission, comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the Securities Act Rules and Regulations or the Exchange Act Rules and Regulations, as applicable. No such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II hereto.

(e) The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any corporation, firm, partnership, joint venture, association or other entity, other than (i) the subsidiaries listed in Exhibit 21.1 to its most recent Annual Report on Form 10-K (collectively, the “Subsidiaries”), (ii) those subsidiaries not required to be listed on Exhibit 21.1 by Item 601 of Regulation S-K under the Exchange Act, (iii) those subsidiaries formed since the last day of the most recently ended fiscal year, and (iv) as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. The Company and each of the Subsidiaries are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization, except to the extent that the failure of the foregoing to be so organized, validly existing or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below). The Company and each of the Subsidiaries are duly licensed or qualified to do business and in good standing as a foreign corporation or such other entity in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such license or qualification necessary, and each have all corporate power and authority necessary to own or hold its respective properties and to conduct its respective businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus, except to the extent that the failure to be so qualified or be in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below). “Material Adverse Effect” means any material adverse change or effect in or affecting the business, properties, prospects, operations, earnings, conditions (financial or other), stockholders’ equity or results of operations of the Company and its Subsidiaries, taken as a whole, except as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, or the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and free of any preemptive or similar rights, and are wholly owned by the Company free and clear of all claims, liens, charges, security interests, rights of first refusal and encumbrances; there are no securities outstanding that are convertible into or exercisable or exchangeable for capital stock of any Subsidiary.

(f) The Company has authorized, issued and outstanding capital stock as set forth in, or incorporated by reference into, the Registration Statement, General Disclosure Package and the Prospectus as of the respective date set forth therein (other than the grant of additional equity awards or rights under the Company’s existing equity incentive and stock purchase plans, or changes in the number of outstanding shares of Common Stock of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, Common Stock outstanding on the date hereof) and such authorized capital stock conforms in all material respects to the description thereof set forth in the Registration Statement, General Disclosure Package and the Prospectus. All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued, are fully paid and nonassessable, were issued in compliance, in all material respects, with all applicable state and federal securities laws and, except as disclosed in the Registration Statement, General Disclosure Package or Prospectus, are not subject to any preemptive rights, rights of first refusal or similar rights. The Shares have been duly authorized and, when issued and delivered by the Company against payment therefor as contemplated hereby, will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and will be registered pursuant to Section 12 of the Exchange Act; no preemptive rights, rights of first refusal or similar rights exist with respect to any of the Shares or the issue and sale thereof. The description of the capital stock of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus is complete and accurate in all respects. The Shares, when issued, will conform to the description thereof set forth in or incorporated into the Registration Statement, General Disclosure Package and Prospectus. Except as set forth in the Registration Statement, General Disclosure Package and the Prospectus, the Company does not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any other securities or obligations convertible into, or any other contracts or commitments to issue or sell, any shares of capital stock, or any such warrants, convertible securities or obligations. The certificates evidencing the Shares, if any, are in due and proper legal form and have been duly authorized for issuance by the Company. The issuance and sale of the Shares as contemplated hereby will not cause any holder of any share capital, securities convertible into or exchangeable or exercisable for share capital or options, warrants or other rights to purchase share capital or any other securities of the Company to have any right to acquire any preferred shares or other securities of the Company.

(g) The financial statements, together with the related notes and schedules, included or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus present fairly the financial condition of the Company and its consolidated Subsidiaries as of the respective dates thereof and the results of operations, cash flows and changes in stockholders’ equity of the Company and its consolidated Subsidiaries for the respective periods covered thereby, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved except as may be set forth in the related notes included therein. No other financial statements or schedules (historical or pro forma) are required by the Securities Act, the Exchange Act, the Exchange Act Rules and Regulations or the Securities Act Rules and Regulations to be included or incorporated by reference in the Registration Statement, Pricing Prospectus or the Prospectus that are not. To the extent applicable, any pro forma financial statements, information or data included or incorporated by reference in the Registration Statement comply with the requirements of Regulation S-X of the Securities Act, including, without limitation, Article 11 thereof, fairly present the information set forth therein, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the circumstances referred to therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. Deloitte & Touche LLP (the “Accountants”), who have reported on the consolidated financial statements and schedules of the Company, are and, during the periods covered by their report were, an independent registered public accounting firm with respect to the Company within the meaning of, and as required by, the Securities Act, the Securities Act Rules and Regulations and the Public Company Accounting Oversight Board (United States) (“PCAOB”). To the Company’s knowledge, the Accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the

“Sarbanes-Oxley Act”) with respect to the Company. The other financial data included and incorporated by reference in the Registration Statement, Pricing Prospectus and the Prospectus present accurately and fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements incorporated by reference in the Registration Statement, Pricing Prospectus and the Prospectus and the books and records of the Company. All disclosures contained in the Registration Statement, the Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined in the Securities Act Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus fairly presents the information called for and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Prospectus delivered to the Underwriters for use in connection with the sale of the Shares pursuant to this Agreement will be identical to the versions of the Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(h) Except as set forth in the Registration Statement, the General Disclosure Package or the Prospectus, no person, as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act Rules and Regulations (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any Common Stock or shares of any other capital stock or other securities of the Company. No Person has any preemptive rights, resale rights, rights of first refusal, rights of co-sale or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any Common Stock or shares of any other capital stock or other securities of the Company. Except as contemplated by this Agreement, no Person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares.

(i) Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus and prior to or on the Closing Date and, if later, the applicable Option Closing Date, (i) there has not been and will not have been any Material Adverse Effect, and (ii) neither the Company nor any of its Subsidiaries has incurred nor will any of them incur, except in the ordinary course of business as described in the Registration Statement, General Disclosure Package and the Prospectus, any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), nor has the Company or any of its Subsidiaries entered into any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iii) the Company has not paid, made or declared any dividends or other distributions of any kind on any class of its capital stock or the capital stock of any Subsidiary.

(j) The Company and its Subsidiaries are not and will not become as a result of or after giving effect to the transactions contemplated hereby (including the offer and sale of the Shares), and will not conduct their business in a manner that would cause any of them to be, required to register as an “investment company,” an entity “controlled” by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as each such terms are defined in the Investment Company Act of 1940, as amended.

(k) Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Pricing Prospectus and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(l) Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no material actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company, any of its Subsidiaries or any of its or their officers in their capacity as such before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign. There are no current or pending legal, governmental or regulatory audits or investigations, actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so described.

(m) Neither the Company nor any Subsidiary is (i) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or any other contract, agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its

Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries are subject or (ii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, which default or violation, in the cases of clauses (i) or (ii), would reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no other party under any contract or other agreement to which the Company or any of its Subsidiaries is a party is in default in any respect thereunder, which default would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is, and at the Closing Date and, if later, the applicable Option Closing Date, will be, in violation of any provision of its certificate or articles of incorporation or by-laws or other organizational documents. Neither the Company nor any of its Subsidiaries has (i) failed to pay any dividend or sinking fund installment on preferred stock or (ii) defaulted on any installment or other payment on indebtedness for borrowed money or on any rental on one or more long-term leases.

(n) No consent, approval, authorization or order of, or any filing or declaration with, any court, arbitrator or governmental or regulatory agency or body is required for the execution, delivery and performance by the Company of this Agreement and the issuance and sale by the Company of the Shares, except such as have been obtained under the Securities Act or the Securities Act Rules and Regulations and such as may be required under state securities or Blue Sky laws, the by-laws and rules of Financial Industry Regulatory Authority, Inc. (“FINRA”) or the New York Stock Exchange (the “Exchange”) in connection with the sale of the Shares by the Underwriters or such as otherwise have already been obtained or made.

(o) The Company has full corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with the terms hereof. The execution and performance of this Agreement and the consummation of the transactions contemplated hereby (including the issuance and sale of the Shares) will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or conflict with or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, (i) the certificate or articles of incorporation or by-laws or other organizational documents of the Company or any of its Subsidiaries, (ii) any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of its or their properties is bound or affected, or (iii) violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its Subsidiaries, which lien, charge, encumbrance, breach, violation, conflict, default, termination or acceleration, in the cases of (ii) or (iii), would have a Material Adverse Effect.

(p) The Company and its Subsidiaries have good and marketable title in fee simple to all properties and assets described in the Registration Statement, the General Disclosure Package and the Prospectus as owned by them, free and clear of all liens, charges, encumbrances, claims or restrictions, except such as are described in the Pricing Prospectus and the Prospectus or are not material to the business of the Company or its Subsidiaries. The Company and its Subsidiaries have valid, subsisting and enforceable leases for the properties described in the Registration Statement, General Disclosure Package and the Prospectus as leased by them, except where failure to have a valid, subsisting and enforceable lease would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries own or lease all such properties as are necessary to their operations as now conducted or as proposed to be conducted, except where the failure to so own or lease would not have a Material Adverse Effect. Each of the properties of the Company and its Subsidiaries complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to such properties), except for such failures to comply that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received from any governmental or regulatory authorities any notice of any condemnation of, or zoning change affecting, the properties of the Company and its Subsidiaries, and the Company knows of no such condemnation or zoning change that is threatened, except for such that would not have, individually or in the aggregate, a Material Adverse Effect.

(q) There is no document, contract, permit or instrument, affiliate transaction or off-balance sheet transaction (including, without limitation, any “variable interests” in “variable interest entities,” as such terms are defined in Financial Accounting Standards Board Interpretation No. 46, as codified in Accounting Standards Codification Topic 810) of a character required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. All such contracts to which the Company or any of its Subsidiaries is a party that are expressly referenced in the Registration Statement, the General Disclosure Package or the Prospectus have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company and are enforceable against and by the Company or such Subsidiary in accordance with the terms thereof.

(r) The Company has not distributed, and will not distribute prior to the later of (i) the Closing Date or, if later, the applicable Option Closing Date, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any preliminary prospectuses, the Prospectus, the Registration Statement, any Issuer Free Writing Prospectus listed in Schedule II hereto, and other materials, if any, permitted by the Securities Act and the Securities Act Rules and Regulations. None of the Company, any of its Subsidiaries or any of their respective directors, officers or controlling persons has taken, directly or indirectly, any action designed, or that would reasonably be expected to cause or result, under the Exchange Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(s) No holder of securities of the Company has rights, contractual or otherwise, to require the Company to register any securities pursuant to the Registration Statement, or to include any securities in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement, the sale of the Shares as contemplated hereby or otherwise, which rights have not been duly waived in a writing furnished to the Underwriters by the holder thereof as of the date hereof.

(t) The Common Stock is registered under Section 12(b) of the Exchange Act and the Company has filed an application to list the Shares on the Exchange, and has received notification that the listing has been approved, subject to notice of issuance of the Shares. There is no action pending by the Company or, to the Company’s knowledge, by the Exchange designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange, nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing. The Company is in compliance with all applicable listing requirements of the Exchange.

(u) Except as set forth in the Registration Statement, the General Disclosure Package or the Prospectus, (i) the Company and each of its Subsidiaries owns or has adequate rights to use all trademarks, trade names, domain names, patents, patent rights, mask works, copyrights, technology, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), service marks, trade dress rights and other intellectual property and registrations and applications for registration for any of the foregoing that are, in each case, material to the Company (collectively, “Intellectual Property”) and has such other licenses, approvals and governmental authorizations, in each case, sufficient to conduct its business as now conducted and as now proposed to be conducted in all material respects without any known violation or conflict with any third party Intellectual Property, and, to the Company’s and its Subsidiaries’ knowledge, there are no rights of third parties to any such Intellectual Property owned by the Company and its Subsidiaries and none of the foregoing Intellectual Property rights owned or licensed by the Company or any of its Subsidiaries is invalid or unenforceable, (ii) the Company has no knowledge of any infringement by it or any of its Subsidiaries of Intellectual Property rights of others, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company and its Subsidiaries infringe or otherwise violate any Intellectual Property rights of others, where such infringement or violation would have a Material Adverse Effect, (iii) the Company is not aware of any material infringement, misappropriation or violation by others of, or conflict by others with rights of the Company or any of its Subsidiaries with respect to, any Intellectual Property, (iv) there is no suit, proceeding or claim being made against the Company or any of its Subsidiaries or, to the knowledge of the Company and its Subsidiaries, any employee of the Company or any of its Subsidiaries, regarding Intellectual Property, challenging the Company’s and its Subsidiaries’ rights in or to any such Intellectual Property or alleging other infringement that would have a Material Adverse Effect, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim, and (v) the Company and its Subsidiaries have not received any notice of infringement with respect to any patent or any notice challenging the validity, scope or enforceability of any Intellectual Property owned by or licensed to the Company or any of its Subsidiaries, in each case the loss of which patent or Intellectual Property (or loss of rights thereto) would have a Material Adverse Effect. The Company and its Subsidiaries have taken all reasonable steps necessary to secure their interests in such Intellectual Property from their employees and contractors (including, but not limited to, assignments of such Intellectual Property from such employees and contractors) and to protect the confidentiality of all of their confidential information and trade secrets and that of third parties in their possession to the extent contractually required to do so.

(v) None of the Intellectual Property or technology (including information technology and outsourced arrangements) that is material to, and employed by, the Company or the Subsidiaries has been obtained or is being used by the Company or the Subsidiaries in violation of any contractual obligation binding on the Company or any of the Subsidiaries or of the Company and any of their respective officers, directors or employees. The Company and the Subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company and the Subsidiaries (the “Company IT Systems”). The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and the Subsidiaries as currently conducted.

(w) The Company and each of its Subsidiaries have filed all federal, state, local and foreign income tax returns that have been required to be filed or have requested extensions thereof, except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect, and has paid all taxes and assessments received by it to the extent that such taxes or assessments have become due, except for any such tax or assessment that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has any tax deficiency, penalty or assessment that has been or, to the knowledge of the Company, would reasonably be asserted or threatened against it that would reasonably be expected to have a Material Adverse Effect.

(x) The Company and its Subsidiaries own or possess all authorizations, approvals, orders, licenses, registrations, other certificates and permits of and from all governmental regulatory officials and bodies, necessary to conduct their respective businesses as contemplated in the Registration Statement, General Disclosure Package and the Prospectus, except where the failure to own or possess all such authorizations, approvals, orders, licenses, registrations, other certificates and permits would not reasonably be expected to have a Material Adverse Effect. There is no proceeding pending or threatened (or any basis therefor known to the Company) that may cause any such authorization, approval, order, license, registration, other certificate or permit to be revoked, withdrawn, cancelled, suspended or not renewed. The Company and each of its Subsidiaries is conducting its business in compliance with all laws, rules and regulations applicable thereto (including, without limitation, all applicable federal, state and local environmental laws and regulations), except where the failure to be in such compliance would not reasonably be expected to have a Material Adverse Effect.

(y) The Company and each of its Subsidiaries maintains or is covered by insurance of the types and in the amounts reasonably deemed adequate by the Company for its business.

(z) Other than as contemplated by this Agreement, the Company has not incurred and will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(aa) The Company is in compliance in all material respects with, and there has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with, all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

(bb) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has, directly or indirectly, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any unlawful payment from corporate funds to any foreign or domestic government official or employee or foreign or domestic political party or campaign, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977 or any comparable applicable law in another jurisdiction, or (iv) made any bribe, illegal rebate, payoff, influence payment, kickback or other unlawful payment. The Company, its Subsidiaries and each of their respective controlled affiliates have instituted and maintain, and will continue to maintain, policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(cc) The books, records and accounts of the Company and its Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its Subsidiaries. The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in the Registration Statement, General Disclosure Package or the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. Except as set forth in the Registration Statement, General Disclosure Package or Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(dd) The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e)); such disclosure controls and procedures are effective and have been designed to ensure that material information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management to allow timely decisions regarding disclosures. The Company has conducted evaluations of the effectiveness of its disclosure controls as required by Rule 13a-15 of the Exchange Act.

(ee) There are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or, to the Company’s knowledge, 10% or greater securityholders, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus. Neither the Company nor any of the Subsidiaries (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth by FINRA).

(ff) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its Subsidiaries is a government, individual or entity that is, or is 50 percent or more owned or controlled by an individual or entity that is (i) the subject of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (“Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of comprehensive Sanctions (currently, Cuba, Iran, North Korea, and the Crimea, so-called Donetsk People’s Republic and so-called Luhansk People’s Republic regions of Ukraine). The Company and its Subsidiaries have not engaged in, and are not now engaged in, and will not engage in any dealings or transactions with any government, individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions prohibiting such dealings or transactions, and have instituted and maintain policies and procedures reasonably designed to promote and achieve compliance with such Sanctions. The Company and its Subsidiaries will not, directly or indirectly, use the proceeds of the issuance and sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person (A) to fund or facilitate any activities or business of or with any government, individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, except to the extent permissible for a Person required to comply with Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any government, individual or entity (including any government, individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(gg) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, the money laundering laws of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(hh) Except as set forth in the Registration Statement, the General Disclosure Package or the Prospectus, each of the Company and its Subsidiaries, and, to the Company’s knowledge, each of their respective directors, officers, agents and employees, and any other persons associated with or acting on behalf of the Company, has acted in compliance with applicable Export and Import Laws (as defined below) and there are no claims, complaints, charges, investigations or proceedings pending or expected or, to the knowledge of the Company, threatened between the Company or any of its Subsidiaries and any governmental authority under any Export or Import Laws. The term “Export and Import Laws” means the Arms Export Control Act, as amended, the International Traffic in Arms Regulations, the Export Control Reform Act, as amended, the Export Administration Regulations, U.S. laws governing importation of goods, including laws administered by U.S. Customs and Border Protection, U.S. laws governing international boycotts administered by the U.S. Department of Commerce and the Internal Revenue Service, and all other applicable U.S. and non-U.S. laws and regulations regulating trade, exports, and imports, including of services. The Company and its Subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with Export and Import Laws.

(ii) The Company and its Subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their external and internal policies and procedures relating to data privacy and security and the collection, storage, use, processing, disclosure, handling, transfer (including any cross-border transfers) and analysis (collectively, “Processing”) and for handling and responding to requests from data subjects relating to the Processing of their Personal Data (the “Policies”). The Company and its Subsidiaries have at all times made all disclosures to and obtained consents from users or customers required by applicable laws and regulatory rules or requirements for the Processing of Personal Data, and none of such disclosures made or contained in any Policy have been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company has at all times been in material compliance with all Policies and consents related to the Processing of Personal Data and further certifies that neither it nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any audit, investigation, remediation, or other corrective action pursuant to any Privacy Law or any contract relating to the Processing of Personal Data; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law. “Personal Data” for the purpose hereof means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR; (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act; and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation or that would be protected as personal data or personal information or similar term under any Privacy Law.

(jj) Neither the Company nor any of its subsidiaries is a “covered foreign person,” as defined in 31 C.F.R. § 850.209. Neither the Company nor any of its subsidiaries currently engages, or has plans to engage, directly or indirectly, in a “covered activity,” as defined in 31 C.F.R. § 850.208 (“Covered Activity”). The Company does not have any joint ventures that to the Company’s knowledge, engages in or plans to engage in any Covered Activity. The Company does not directly or indirectly hold any board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or any persons that to the Company’s knowledge, engages in or has plans to engage in any Covered Activity.

(kk) Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each of the Company and each of its Subsidiaries (A) is in compliance with all applicable rules, laws and regulation relating to pollution, the protection of health or the environment, and the use, transportation, treatment, storage and disposal of, or exposure to, hazardous or toxic substances or wastes, (“Environmental Law”) and (B) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Law to conduct their respective businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus, (ii) none of the Company nor any of its Subsidiaries has received any notice from any governmental authority or third party, or otherwise has knowledge, of any asserted claim under Environmental Laws, and (iii) no facts currently exist that would subject the Company or any of its Subsidiaries to liability under Environmental Laws, including any liability for remediation of any releases or threatened releases of hazardous or toxic substances.

(ll) The statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources the Company reasonably and in good faith believes are reliable and accurate, and such data agrees with the sources from which they are derived, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(mm) The Company and each of its Subsidiaries is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and each of its Subsidiaries would have any liability; each of the Company and each of its Subsidiaries has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(nn) Except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, no material labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent.

(oo) Except as disclosed in the Registration Statement, General Disclosure Package or Prospectus, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except such prohibitions mandated by the laws of each such Subsidiary’s jurisdiction of formation and the terms of any such Subsidiary’s governing instruments.

(pp) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, General Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Any certificate signed by an officer of the Company and delivered to the Underwriters or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Company, as applicable, to the Underwriters as to the matters set forth therein.

4. Agreements of the Company. The Company covenants and agrees with the several Underwriters as follows:

(a) The Company will not, either prior to the Applicable Time or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by an Underwriter or a dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Representative for approval within a reasonable period of time prior to the filing thereof and the Representative shall not have unreasonably withheld its approval.

(b) So long as delivery of the Prospectus relating to any Shares may be required to be delivered by the Underwriters or any dealer under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act Rules and Regulations or any similar rule), the Company will notify the Representative promptly, and will confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed, in each case, other than documents incorporated by reference, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information related to the offering of the Shares or to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus , (iii) of its receipt of notice or its knowledge of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Base Prospectus, any preliminary prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the period mentioned in the third sentence of Section 4(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances in which they are made, not misleading, and (v) of receipt by the Company or any representative or counsel to the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus, the Base Prospectus, the Prospectus Supplement or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Base Prospectus, any preliminary prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement pursuant to Rule 430B, the Company will comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430B and notify the Representative promptly of all such filings if not available on EDGAR. The Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act, or in the case of any document to be incorporated by reference therein, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed. If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file a registration statement under Rule 462(b) with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for such Rule 462(b) registration statement or give irrevocable instructions for the payment of such fee pursuant to the Securities Act Rules and Regulations. So long as delivery of the Prospectus relating to any Shares may be required to be delivered by the Underwriters or any dealer under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act Rules and Regulations or any similar rule), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act.

(c) The Company will furnish to the Representative, without charge, an electronic copy of each of the Registration Statement and of any pre- or post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto and will furnish to the Representative, without charge, for transmittal to each of the other Underwriters, an electronic copy of the Registration Statement and any pre- or post-effective amendment thereto, including financial statements and schedules but without exhibits; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Representative or the Underwriters to the extent such document is available on EDGAR.

(d) The Company will comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the sales of, or dealings in, the Shares as contemplated by the provisions hereof and the Prospectus.

(e) So long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act Rules and Regulations), the Company will deliver to each of the Underwriters, without charge, as many written and electronic copies of each preliminary prospectus, the Base Prospectus, the Prospectus Supplement, the Prospectus, each Issuer Free Writing Prospectus or any amendment or supplement thereto as the Representative may reasonably request. The Company consents to the use of each preliminary prospectus, the Base Prospectus, the Prospectus Supplement, the Prospectus, each Issuer Free Writing Prospectus and any amendment or supplement thereto by the Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur that in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each of the Underwriters, without charge, such number of copies of such supplement or amendment to the Prospectus as the Representative may reasonably request. The Company will not file any document under the Exchange Act or the Exchange Act Rules and Regulations before the termination of the offering of the Shares by the Underwriters, if such document would be deemed to be incorporated by reference into the Prospectus, that is not approved by the Representative after reasonable notice thereof. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and, if requested by the Representative, will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Prior to any public offering of the Shares, the Company will cooperate with the Representative and counsel to the Underwriters in connection with the registration or qualification of the Shares for offer and sale under the state or foreign securities or Blue Sky laws of such jurisdictions as the Representative may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in any jurisdiction where it is not now so subject or where it would be subject to taxation as a foreign corporation or assume any ongoing reporting obligations to any governmental or other authorities in any jurisdiction where it is not now so subject. In each applicable jurisdiction, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such registration or qualification in effect for so long as required for the distribution of the Shares.

(g) The Company will make generally available to holders of its securities as soon as practicable, but in no event later than 15 months after the end of the Company’s current fiscal quarter, an earning statement covering a period of 12 months that satisfies the provisions of Section 11(a) of the Securities Act (including Rule 158 of the Securities Act Rules and Regulations), provided that the Company will be deemed to have furnished such statement to its security holders to the extent that it is available on EDGAR.

(h) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or reimburse if paid by the Underwriters all costs and expenses incident to the performance of the obligations of the Company under this Agreement and in connection with the transactions contemplated hereby, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, the Base Prospectus, the Prospectus Supplement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus, and any amendment or supplement to any of the foregoing, including any fees required by the Commission in connection therewith, (ii) the preparation and delivery of certificates representing the Shares, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, any preliminary prospectus, the Base Prospectus, the Prospectus Supplement, the Prospectus, and any Issuer Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (iv) the listing of the Shares on the Exchange, (v) any filings required to be made in connection with clearance of the offering of the Shares with

FINRA, (vi) the registration or qualification of the Shares for offer and sale under the state or foreign securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(f) and the preparation, printing and distribution of any Blue Sky memoranda, (vii) fees, disbursements and other charges of counsel to the Company and of the Accountants, (viii) the transfer agent for the Shares, (ix) “road show” presentations to prospective purchasers of the Shares (including any travel expenses of the Company’s officers, directors and employees in connection with attending or hosting meetings), and (x) all other costs and expenses of the Underwriters incident to the performance of their obligations hereunder not otherwise specifically provided for herein, including the reasonable and documented fees, disbursements and other charges of counsel to the Underwriters (including in connection with the matters set forth in clauses (v) and (vi)); provided, however, that in no event shall the Company be required to pay or reimburse if paid by the Underwriters any fees, disbursements and other charges of counsel to the Underwriters pursuant to this Section 4(h) (including in connection with the matters set forth in clauses (v) and (vi)) in excess of $100,000 in the aggregate.

(i) The Company will not at any time, directly or indirectly, (i) take any action designed or that would reasonably be expected to cause or result in, or that will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares or (ii) sell, bid for, or purchase Common Stock in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Shares other than the Underwriters.

(j) The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Pricing Prospectus and the Prospectus under “Use of Proceeds.”

(k) During the period beginning from the date hereof and continuing to and including the date that is 60 days after the date of the Prospectus (such period, the “Lock-Up Period”), without the prior written consent of the Representative, the Company will not (1) offer, sell, contract to sell, pledge, grant options, warrants or rights to purchase, or otherwise dispose of any equity securities of the Company or any other securities convertible into or exchangeable for its Common Stock or other equity security (other than pursuant to employee stock option plans disclosed in the Prospectus or pursuant to the conversion of convertible securities or the exercise of warrants in each case outstanding on the date of this Agreement) or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The restrictions contained in the foregoing sentence shall not apply to: (A) the Shares to be sold hereunder; (B) the issuance of shares of Common Stock or securities convertible into or exercisable for shares of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants, convertible notes or options (including net or cashless exercise) or the settlement of restricted stock units (including net or cashless settlement), in each case outstanding on the date of this Agreement and described in the Prospectus; (C) grants of stock options, stock awards, restricted stock, restricted stock units, or other equity awards and the issuance of shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock (whether upon the exercise of stock options or vesting of restricted stock units or other equity awards) to the Company’s employees, officers, directors, advisors, or consultants pursuant to the terms of any stock option, stock bonus or other stock plan or equity-based awards pursuant to the Company’s equity incentive award plans or other arrangement in effect as of the Closing Date and described in the Prospectus, provided that such recipients who are executive officers and directors enter into or are subject to a lock-up agreement with the Underwriters; and (D) the sale and issuance of any shares of Common Stock or other securities or entry into an agreement to sell or issue shares of Common Stock or other securities, in connection with a transaction with an unaffiliated third party that includes a bona fide commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) or any acquisition by the Company or any subsidiary thereof of the securities, business, property, products, technologies or other assets of another person or entity (including pursuant to any employee benefit plan assumed by the Company or any subsidiary in connection with any such acquisition) or in connection with any other strategic transaction; provided that the aggregate number of shares of Common Stock or securities convertible into or exercisable for shares of Common Stock (on an as-converted or as-exercised basis, as the case may be) that the Company may sell or issue or agree to sell or issue pursuant to this clause (D) shall not exceed 5% of the total number of shares of Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement.

(l) During the Lock-Up Period, the Company will not file with the Commission or cause to become effective any registration statement relating to any securities of the Company without the prior written consent of the Representative other than the filing by the Company of any registration statement on Form S-8 or a successor form thereto relating to the Company’s stock incentive plans described in the Registration Statement, the General Disclosure Package and the Prospectus.

(m) The Company will cause each of its executive officers and directors listed on Schedule III to enter into lock-up agreements with the Representative, each substantially in the form of Schedule IV hereto.

5. Further Agreements.

(a) The Company represents and agrees that, without the prior written consent of the Representative, and each Underwriter represents and agrees that, without the prior written consent of the Company, it has not made and will not make, use, prepare, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy Shares hereunder or otherwise make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Securities Act Rules and Regulations, required to be filed with the Commission. Any such free writing prospectus the use of which has been consented to by the Company and the Representative is listed on Schedule II and herein called a “Permitted Free Writing Prospectus.”

(b) The Company agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and that it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act Rules and Regulations applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, record keeping and legending. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Schedule II hereto are Permitted Free Writing Prospectuses.

6. Conditions of the Obligations of the Underwriters. The obligations of each Underwriter hereunder are subject to the following conditions:

(a) All filings required by Rule 424 and Rule 430B of the Securities Act Rules and Regulations shall have been made. If the Company has elected to rely upon Rule 462(b), the registration statement filed under Rule 462(b) shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement.

(b) (i) No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Base Prospectus, any preliminary prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement, the Prospectus or the Pricing Prospectus shall have been filed unless a copy thereof was first submitted to the Representative and the Representative does not object thereto in good faith.

(c) Since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, (i) there shall not have been a Material Adverse Effect and (ii) neither the Company nor any of its Subsidiaries shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not described in the Registration Statement and the Pricing Prospectus, if in the judgment of the Representative any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the public offering price.

(d) Since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there shall have been no litigation or other proceeding instituted against the Company, any of its Subsidiaries, or any of its or their officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would, in the judgment of the Representative, have a Material Adverse Effect or if, in the judgment of the Representative, any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the public offering price.

(e) Each of the representations and warranties of the Company contained herein shall be true and correct in all respects (in the case of any representation and warranty containing a materiality or Material Adverse Effect qualification) or in all material respects (in the case of any other representation and warranty) at the Closing Date and, with respect to the Option Shares, at the applicable Option Closing Date, and all covenants and agreements contained herein to be performed on the part of the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the applicable Option Closing Date, shall have been duly performed, fulfilled or complied with.

(f) The Representative shall have received an opinion and negative assurance letter, each dated the Closing Date and, with respect to the Option Shares, the applicable Option Closing Date, from McGuireWoods LLP, counsel to the Company, in form and substance previously agreed to between McGuireWoods LLP and White & Case LLP, counsel to the Underwriters.

(g) The Representative shall have received an opinion and negative assurance letter, each dated the Closing Date or the applicable Option Closing Date, as the case may be, from White & Case LLP, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion and negative assurance letter shall be satisfactory in all respects to the Representative.

(h) Concurrently with the execution and delivery of this Agreement, the Accountants shall have furnished to the Representative a letter, dated the date of its delivery, addressed to the Representative and in form and substance satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus. At the Closing Date and, as to the Option Shares, the applicable Option Closing Date, the Accountants shall have furnished to the Representative a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the Closing Date or the applicable Option Closing Date, as the case may be, which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date or the applicable Option Closing Date, as the case may be.

(i) At the Closing Date and, as to the Option Shares, the applicable Option Closing Date, the Company shall have furnished to the Representative a certificate, dated such date, from its Chief Executive Officer and the Chief Financial Officer stating in their capacity as officers of the Company in form and substance satisfactory to the Representative, to the effect that (i) no stop order suspending the effectiveness of the Registration Statement (including, for avoidance of doubt, any Rule 462(b) Registration Statement), or any post-effective amendment thereto, shall be in effect and no proceedings for such purpose shall have been instituted or, to their knowledge, threatened by the Commission, (ii) for the period from and including the date of this Agreement through and including such Closing Date, none of the occurrences described in Section 6(c) of this Agreement have occurred and (iii) to their knowledge, after reasonable investigation, as of such Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(j) On or prior to the Closing Date, the Representative shall have received the executed agreements referred to in Section 4(m).

(k) The Shares shall be qualified for sale in such jurisdictions as the Representative may reasonably request and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date or the applicable Option Closing Date.

(l) Prior to the Closing Date, the Shares shall have been duly authorized for listing on the Exchange upon official notice of issuance.

(m) The Company shall have furnished to the Representative such certificates (including a Secretary’s Certificate and any good standing certificates), in addition to those specifically mentioned herein, as the Representative may have reasonably requested as to the accuracy and completeness at the Closing Date and the applicable Option Closing Date of any statement in the Registration Statement, the Prospectus or the General Disclosure Package, as to the accuracy at the Closing Date and the applicable Option Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Representative.

7. Indemnification.

(a) The Company will indemnify and hold harmless each Underwriter, the partners, members, directors, officers, employees, agents and affiliates of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the Base Prospectus, Pricing Prospectus, the Prospectus or any amendment or supplement thereto, Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Rules and Regulations or any marketing materials used in connection with the sale of the Shares including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading in the light of the circumstances in which they were made ; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with the Underwriter Information. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each director of the Company, each officer of the Company who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, as set forth in Section 7(a), but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with the Underwriter Information. This indemnity will be in addition to any liability that each Underwriter might otherwise have.

(c) Any party that proposes to assert the right to be indemnified under this Section 7 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party in writing of the commencement of such action, enclosing with such notice a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7 unless, and only to the extent that, such omission results in the loss of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable and documented costs of investigation incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iv) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable and documented fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable and documented fees, disbursements and other charges of more than one separate firm (plus local counsel) admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such reasonable and documented fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon, in whole or in part, any misstatement or omission or alleged misstatement or omission all as described in Section 7(a), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 7(c) and the possibility that such payment might later be held to be improper; provided, however, that, to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (A) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to the indemnified party from all liability on any claims that are the subject matter of such action and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed).

(d) If an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable and documented fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 7 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) If the indemnification provided for in this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party under paragraphs (a), (b) and (c) of this Section 7 in respect of any losses, claims, liabilities, expenses and damages referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) by such indemnified party as a result of such losses, claims, liabilities, expenses and damages in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Representative on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the

Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 7(e) shall be deemed to include, for purposes of this Section 7(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(e), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 7(e) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 7(e), any person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party, and each director of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against any such party in respect of which a claim for contribution may be made under this Section 7(e), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(e). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

(f) The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Shares and payment therefor, or (iii) any termination of this Agreement.

8. Termination. The obligations of the several Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option Shares, on or prior to the applicable Option Closing Date), by notice to the Company from the Representative, without liability on the part of any Underwriter to the Company if, prior to delivery and payment for the Firm Shares or Option Shares, as the case may be, in the sole judgment of the Representative, (i) trading in any of the equity securities of the Company shall have been suspended or limited by the Commission or by the Exchange, (ii) trading in securities generally on the Exchange shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange, by order of the Commission or any court or other governmental authority or by the Exchange, (iii) a general banking moratorium shall have been declared by either federal or New York State authorities or any material disruption of the securities settlement or clearance services in the United States shall have occurred, (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States, any outbreak or material escalation of hostilities involving the United States, a declaration of a national emergency or war by the United States, or other calamity or crisis, either within or outside the United States, shall have occurred, the effect of which is such as to make it, in the sole judgment of the Representative, impracticable or inadvisable to proceed with completion of the public offering or the delivery of and payment for the Shares or (v) in the judgment of the Representative there shall have occurred any Material Adverse Effect.

If this Agreement is terminated pursuant to Section 9 hereof, the Company shall not be under any liability to any Underwriter except as provided in Sections 4(h) and 7 hereof; but, if for any other reason the purchase of the Shares by the Underwriters is not consummated or if for any reason the Company shall be unable to perform its obligations hereunder, the Company will reimburse the Underwriters for all out-of-pocket expenses incurred by the Underwriters in connection with the offering of the Shares, including, but not limited to, the reasonable and documented fees, disbursements and other charges of counsel to the Underwriters, printing expenses, travel expenses, postage and telephone charges. For the avoidance of doubt, it is understood that the Company will not pay or reimburse any costs, fees or expenses incurred by any Underwriter that defaults on its obligations to purchase the Shares.

9. Substitution of Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase any of the Firm Shares that it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, severally and not jointly, to purchase the Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Firm Shares that they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Firm Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representative may specify; provided that in no event shall the maximum number of Firm Shares that any Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this Section 9 by more than one-ninth of such number of Firm Shares without the prior written consent of such Underwriter. In any such case either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, General Disclosure Package and the Prospectus or in any other documents or arrangements may be effected. If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Shares that it or they agreed to purchase hereunder and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the Representative and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company (other than as set forth in Section 8) for the purchase or sale of any Shares under this Agreement. Any action taken pursuant to this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10. No Fiduciary Relationship. Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters, the Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement (including the determination of the terms of the offering of the Shares) is an arm’s-length commercial transaction between the Company and the several Underwriters, (ii) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and have no obligation to disclose or account to the Company for any of such differing interests, and (v) the Company has consulted its own legal, tax, accounting and financial advisors to the extent it deemed appropriate. The Company hereby agrees that it will not claim that any Underwriter or the Underwriters have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

11. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 11, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

12. Miscellaneous.

(a) Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 3D Systems Corporation, 333 Three D Systems Circle, Rock Hill, South Carolina 29730, Attention: General Counsel, with a copy to W. Lake Taylor, Jr. and Lawton B. Way, McGuireWoods LLP, Gateway Plaza, 800 East Canal Street, Richmond, Virginia 23219, or (b) if to the Underwriters, to the Representative at the offices of Needham & Company, LLC, 250 Park Avenue, New York, NY 10177, Attention: Corporate Finance Department, and to Craig-Hallum Capital Group LLC, 323 N. Washington Ave., Ste. 300, Minneapolis, MN 55401, Attention: Investment Banking, with a copy (which shall not constitute notice) to Drew M. Valentine and Adam V. Johnson, White & Case LLP, 1221 Avenue of the Americas, New York, NY 10020, email: drew.valentine@whitecase.com; adam.johnson@whitecase.com. Any such notice shall be effective only upon receipt. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable electronic transmission on or before 4:30 p.m., New York City time, on a business day or, if such day is not a business day, on the next succeeding business day, (ii) on the next business day after timely delivery to a nationally-recognized overnight courier, (iii) on the business day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid) and (iv) by Electronic Notice as set forth in the following paragraph. For purposes of this Agreement, “business day” shall mean any day on which the Exchange and commercial banks in New York City are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 12(a) if sent to the electronic mail address specified by the receiving party in this Section 12(a). Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives actual acknowledgment of receipt from the person to whom notice is sent, other than automatic reply. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”), which shall be sent to the requesting party within 10 days of receipt of the written request for Nonelectronic Notice.

(b) This Agreement has been and is made solely for the benefit of Underwriters, the Company, and the persons referred to in Section 7, and their respective successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” as used in this Agreement shall not include a purchaser, as such purchaser, of Shares. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that an Underwriter may assign its rights and obligations hereunder to an affiliate thereof without obtaining the Company’s consent.

(c) This Agreement (including all schedules and exhibits attached hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Underwriters.

(d) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State and without regard to principles of conflicts of laws. Unless stated otherwise, specified times of day refer to New York City time.

(e) No implied waiver by a party shall arise in the absence of a waiver in writing signed by such party. No failure or delay in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power, or privilege hereunder.

(f) This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed Agreement by one party to the other may be made by electronic transmission (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law) and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(g) In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

(h) EACH OF THE COMPANY AND THE UNDERWRITERS HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(i) Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York City, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any of the transactions contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum, or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy (certified or registered mail, return receipt requested) to such party at the address in effect for notices under Section 12(a) of this Agreement and agrees that such service shall constitute good and sufficient notice of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(j) TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

(k) The Section headings herein are for convenience only and shall not affect the construction hereof.

Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

Very truly yours,

3D SYSTEMS CORPORATION

By:	/s/ Andrew Wright
Name: Andrew Wright
Title: SVP, GC & Secretary

Confirmed as of the date first above mentioned:

NEEDHAM & COMPANY, LLC

Acting on behalf of itself
and as the Representative of
the other several Underwriters
named in Schedule I hereto.

NEEDHAM & COMPANY, LLC

By:	/s/ Matthew Castrovince
Name: Matthew Castrovince
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

UNDERWRITERS

Underwriters	Number of Firm Shares to be Purchased
Needham & Company, LLC	9,836,066
Craig-Hallum Capital Group LLC	6,557,377

Total	16,393,443

SCHEDULE II

Issuer General Use Free Writing Prospectuses:

None

Permitted Free Writing Prospectuses:

None

Additional Documents Incorporated by Reference:

None

Other Information Included in the General Disclosure Package:

The following information is also included in the General Disclosure Package:

1.	Number of Firm Shares to be Issued by the Company: 16,393,443

2.	Public Offering Price: $3.05 per share

3.	Underwriting Discounts and Commissions: $0.190625 per share (6.25%)

4.	Net Proceeds to the Company for Firm Shares, before expenses: $46,875,001.08

5.	Number of Option Shares: 2,459,016

SCHEDULE III

1.	Malissia Clinton
2.	Claudia Drayton
3.	Thomas Erickson
4.	Jeffrey Graves
5.	Jim Kever
6.	Charles McClure
7.	Kevin Moore
8.	Vasant Padmanabhan
9.	John Tracy
10.	Joseph Zuiker
11.	Reji Puthenveetil
12.	Phyllis Nordstrom
13.	Charles Hull
14.	Andrew Wright

SCHEDULE IV

FORM OF LOCK-UP AGREEMENT

[See attached]

FORM OF LOCK-UP AGREEMENT

______________, 2026

NEEDHAM & COMPANY, LLC

As Representative of the several Underwriters

c/o Needham & Company, LLC

445 Park Avenue

New York, New York 10022

Ladies and Gentlemen:

The undersigned understands that Needham & Company, LLC (the “Representative”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with 3D Systems Corporation, a Delaware corporation (the “Company”), providing for a public offering (the “Offering”) by the several underwriters listed in Schedule I of the Underwriting Agreement (the “Underwriters”) of shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company. The undersigned recognizes that such Offering will be of benefit to the undersigned. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Underwriting Agreement.

To induce the Underwriters that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees that, during the period commencing as of the date hereof and ending on the date that is 60 days after the date of the final prospectus supplement relating to the Offering (such period, the “Lock-Up Period”), the undersigned will not, without the prior written approval of the Representative, directly or indirectly, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock (such shares of Common Stock or such other securities collectively, the “Securities”), (2) enter into any hedging, swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any Securities or (4) publicly disclose the intention to do any of the foregoing. The foregoing sentence shall not apply to:

(a)

issuances of securities solely made in connection with exercises of outstanding stock options, restricted stock units or other equity awards of the Company or warrants of the Company, provided that any shares of Common Stock received by the undersigned upon such exercise will be subject to the trading restrictions discussed above;

(b)

transfers of Securities to immediate family members, family partnerships, or trusts, the only partners or beneficiaries of which are the undersigned and/or a member of his or her immediate family; for purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin;

(c)	transfers of Securities upon the death of the undersigned to his or her executors, legatees or beneficiaries;

(d)	transfers of Securities as a bona fide gift or charitable contribution or for bona fide estate planning purposes;

(e)

transfers of Securities to any corporation, partnership, limited liability company or trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust or other estate planning vehicle, to a trustor or beneficiary of the trust or other estate planning vehicle or to the estate of a beneficiary of such trust or other estate planning vehicle in a transaction not including a disposition for value;

(f)

transfers of Securities to any corporation, partnership, limited liability company or other entity of which the undersigned or the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(g)	transfers of Securities by operation of law or pursuant to an order of a court or regulatory agency, including pursuant to a qualified domestic order or in connection with a divorce settlement;

(h)

transfers of Securities if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity directly or indirectly controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution, transfer or disposition without consideration by the undersigned to its stockholders, partners, members, managers, limited partners, subsidiaries, affiliates or other equity holders (or, in each case, its nominee or custodian);

(i)

transfers of Securities (A) to the Company for the purposes of exercising (including for the payment of tax withholdings or remittance payments due as a result of such exercise) on a “net exercise” or “cashless” basis options, warrants or other rights to purchase shares of Common Stock and (B) in connection with the vesting or settlement of restricted stock units, restricted stock awards or performance stock awards, by way of any transfer to the Company for the payment of tax withholdings or remittance payments due as a result of the vesting or settlement of such restricted stock units, restricted stock awards or performance stock awards, and/or if the undersigned is not an officer or director any transfer of shares of Common Stock necessary to generate such amount of cash needed for the payment of taxes, including estimated taxes, due as a result of the vesting or settlement of restricted stock units, restricted stock awards or performance stock awards; provided that in all such cases under clause (A) or (B), any such options, warrants, rights, restricted stock units, restricted stock awards or performance stock awards were issued pursuant to equity awards granted under a stock incentive plan or other equity award plan, which plan is described in the Registration Statement, General Disclosure Package or Prospectus; provided further that any Securities received by the undersigned as a result of such exercise, vesting or settlement shall be subject to the terms of this agreement;

(j)

transfers of Securities to the Company pursuant to agreements under which the Company has the option to repurchase such shares or securities or a right of first refusal with respect to transfers of such shares or securities upon termination of service of the undersigned, provided that any public report or filing required to be made under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that such transfer is pursuant to the circumstances described in this clause, and provided, further that no other public announcement shall be required or shall be made voluntarily in connection with such transfer;

(k)

the establishment of a trading plan pursuant to Rule 10b5 1 under the Exchange Act (a “10b5-1 Trading Plan”) for the transfer of shares of Common Stock, provided that (a) such plan does not provide for the transfer of Common Stock during the Lock-Up Period and (b) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Lock-Up Period;

(l)

transfers of Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction involving a “change of control” of the Company that has been approved by the board of directors of the Company; provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s Securities shall remain subject to the terms of this agreement; for purposes of this clause, “change of control” means the consummation of any bona fide third-party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of total voting power of the voting stock of the Company; and

provided that, (i) in the case of any transfers pursuant to clauses (b), (d) (other than charitable contributions), (e), (f), (g) and (h) above, each transferee or donee agrees to be bound in writing by the terms of a lock-up agreement in the form of this agreement, except in the case of clause (g) where a court or regulatory agency of competent jurisdiction requires such transfer or distribution to be made without such restriction, (ii) in the case of any transfers pursuant to clauses (b) through (e), such transfer shall not involve a disposition for value, and (iii) in the case of any transfers pursuant to clauses (e) and (f) above, no filing by any party (donor, donee, transferor or transferee) under Section 16(a) of the Exchange Act or other public announcement reporting a reduction in beneficial ownership of shares of common stock shall be voluntarily made in connection with such transfer during the Lock-Up Period, and if any such filing shall be legally required during the Lock-Up Period, such filing shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in the applicable clause.

The undersigned confirms that he, she or it understands that the Underwriters and the Company will rely upon the representations set forth in this agreement in proceeding with the Offering. The undersigned further confirms that the agreements of the undersigned are irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. The undersigned also agrees and consents that the Company may enter stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

This agreement shall automatically terminate upon the earliest to occur, if any, of (a) the date the Company or the Representative notifies the other party in writing prior to the execution of the Underwriting Agreement that it does not intend to proceed with the Offering; (b) the termination date of the Underwriting Agreement (other than the provisions thereof that survive termination), provided that no Securities have been delivered and paid for pursuant to the Underwriting Agreement before such date; and (c) July 1, 2026 in the event that the Underwriting Agreement has not been executed by such date (provided that the Company may by written notice to the undersigned on or prior to July 1, 2026 extend such date for a period of up to an additional three months).

This agreement may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This agreement and any claim, controversy or dispute arising under or related to this agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof.

[remainder of the page intentionally blank]

Very truly yours,

IF AN INDIVIDUAL:	IF AN ENTITY:

(duly authorized signature)	(please print complete name of entity)

Name:	By:
(please print full name)	(duly authorized signature)

Name:
(please print full name)

Title:
(please print full title)

Address:	Address:

E-mail:	E-mail: